UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2010
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
-
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2011 Executive Officer Incentive Bonus Plan
     One the key principles of the Compensation Committee of Netezza Corporation (the “Company”) in establishing compensation arrangements for executive officers of the Company is to tie a significant portion of executive compensation to the achievement by the Company of annual performance goals. To this end, on March 2, 2010 the Compensation Committee approved the Fiscal 2011 Executive Officer Incentive Bonus Plan (the “Plan”), a bonus plan for the Company’s executive officers covering the fiscal year ending January 31, 2011 (“Fiscal 2011”).
     The principal elements of the Plan are as follows:
•	Each executive officer has been assigned a target bonus for Fiscal 2011. These target bonuses, expressed in dollars and as a percentage of their annual base salary, are as follows:
•	Jim Baum, President and Chief Executive Officer — $400,000 (100%)

•	Pat Scannell, Chief Financial Officer — $180,000 (60%)

•	Ray Tacoma, Senior Vice President, Worldwide Sales — $330,000 (120%)

•	Patricia Cotter, Senior Vice President, Operations — $107,500 (50%)

•	David Flaxman, Senior Vice President, Products and Technology — $142,500 (50%)
•	For Mr. Baum and Mr. Scannell, 50% of their target bonus is based upon the Company’s attainment of a specified revenue target for fiscal 2011 and 50% of their target bonus is based upon the Company’s attainment of a specified adjusted operating income (excluding items such as stock-based compensation expense, amortization of intangible assets and other items excluded from the Company’s “Non-GAAP Operating Income” line item that will be set forth in the Company’s earnings release relating to Fiscal 2011) target for fiscal 2011. No portion of the target bonus is payable unless the Company attains at least 80% of the revenue or adjusted operating income target on which that portion of the target bonus is based. The amount of the revenue-based and adjusted operating income-based bonuses is capped at 150% of the target bonus allocated to that metric.

•	For Mr. Tacoma, $100,000 of his target bonus is based upon attainment of quarterly revenue targets and $230,000 of his target bonus is based upon attainment of quarterly, year-to-date and annual product bookings targets. No portion of the target bonus is payable unless the Company attains at least 80% of the revenue or product bookings target on which that portion of the target bonus is based. The amount of the revenue-based and bookings-based bonuses is capped at 150% of the target bonus allocated to that metric, except that the year-to-date bookings target bonus is capped at its target amount ($100,000).

•	For Ms. Cotter and Mr. Flaxman, their target bonus are adjusted based on achievement of specified personal objectives relating to Company, departmental and/or personal performance in Fiscal 2011, with each performance objective relating to a specific portion of their target bonuses. Once the achievement of the performance objectives has been determined and the amount of the target bonuses has been adjusted, their actual bonuses will then be determined based upon the Company’s attainment of its revenue and adjusted operating income targets for Fiscal 2011, with 50% of the adjusted target bonus based on the attainment of the revenue target and 50% of the adjusted target bonus based on the attainment of the adjusted operating income target. No portion of the adjusted target bonus is payable unless the Company attains at least 80% of the revenue or adjusted operating income target on which that portion of the adjusted target bonus is based. The amount of the revenue-based and adjusted operating income-based bonuses is capped at 150% of the adjusted target bonus allocated to that metric.

•	The revenue, adjusted operating income and product bookings targets used for purposes of the Plan were established prior to the commencement of Fiscal 2011; these targets were set at levels that were designed to be challenging in that they require the Company to achieve significantly improved financial performance as compared to the fiscal year ended January 31, 2010, but would be attainable if the Company achieves financial performance that the Compensation Committee believes would represent a successful year.
             The foregoing description of the Plan is qualified in its entirety by reference to the actual Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Equity Compensation Program
     A key component of the Company’s executive compensation program is to provide long-term incentives to the Company’s executive officers through the grant of equity awards. The objectives of these grants are to align the interests of the Company’s executives with the creation of value for Company stockholders and help the Company attract, retain, motivate and reward a successful management team. Historically, the Company has granted the substantial majority of its equity awards in the form of stock options that vest with the passage of time.
     On March 2, 2010, the Compensation Committee adopted a new equity compensation program under the Company’s 2007 Stock Incentive Plan pursuant to which the Company will grant equity awards in the form of restricted stock units (“RSUs”). For the Company’s executives, the 50% of RSU grants will be subject only to time-based vesting and 50% of the RSU grants will be performance-based, subject to subsequent time-based vesting. For other employees, the RSU grants will be subject only to time-based vesting.
     The performance-based RSU awards for executives will be based upon performance metrics from the Company’s approved Fiscal 2011 operating plan, with 100% of the targeted shares underlying the award becoming eligible for time-based vesting upon 100% achievement of the performance targets. The performance targets for the executives will be based 50% upon the Company’s attainment of its revenue target for Fiscal 2011 and 50% upon the Company’s attainment of its adjusted operating income target for Fiscal 2011. Under the terms of the performance-based RSU awards, the number of shares subject to the award would be adjusted on a sliding scale that deducts up to 20% or adds up to 50% of the targeted shares applicable to each performance target depending on the Company’s relative percentage performance to the target — resulting in a 80% performance threshold and a 150% performance cap for each of the revenue and adjusted operating income performance metrics. If actual performance fails to meet the 80% performance targets for either metric, then no shares would be earned based on that performance metric. Once the shares that have been earned based on the achievement of the performance metrics have been calculated they will vest and become deliverable over three years in equal annual installments.
     The time-based RSU awards for all employees, including executives, will vest over four years, with one-quarter of the shares vesting and delivered on the first, second, third and fourth anniversaries of the grant dates of the RSUs.
     The foregoing descriptions of the performance-based and time-based RSU awards are qualified in their entirety by reference to the actual forms of award agreements, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits

10.1	Fiscal 2011 Executive Officer Incentive Bonus Plan

10.2	Form of Restricted Stock Unit Agreement with Performance-Based Vesting

10.3	Form of Restricted Stock Unit Agreement with Time-Based Vesting

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETEZZA CORPORATION
Date: March 8, 2010	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fiscal 2011 Executive Officer Incentive Bonus Plan

10.2	Form of Restricted Stock Unit Agreement with Performance-Based Vesting

10.3	Form of Restricted Stock Unit Agreement with Time-Based Vesting